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                                                                 Exhibit (h)(13)

                       AMENDED AND RESTATED APPENDIX A TO
                     FORM OF SHAREHOLDER SERVICING AGREEMENT

EXCELSIOR FUNDS TRUST

     Pursuant to the terms and conditions set forth in the attached Shareholder Servicing Agreement, the Organization will receive the fees set forth below in consideration for the services described in Section 2 of said Agreement and the incurring of expenses in connection therewith, such fees (calculated pursuant to Section 3.1 of said Agreement) to be paid in arrears periodically (but in no event less frequently than semi-annually):

                                                          Shareholder
                                                           Servicing
          FUND                                                Fee
         ------------------------------------------------------------
         Equity Fund                                        ___ BP
         International Equity Fund                          ___ BP
         Mid Cap Value Fund                                 ___ BP
          ------------------------------------------------------------
         Income Fund                                        ___ BP
         Total Return Bond Fund                             ___ BP
         ------------------------------------------------------------
         Optimum Growth Fund                                ___ BP
         High Yield Fund                                    ___ BP
         ------------------------------------------------------------
         Enhanced Tax Advantaged International Fund         ___ BP
         Equity Income Fund                                 ___ BP
         ------------------------------------------------------------